CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 231 to Registration Statement No. 333-192858 on Form N-1A of our report dated December 27, 2019, relating to the financial statements and financial highlights of Fiera Capital Diversified Alternatives Fund, appearing in the Annual Report on Form N-CSR of The Advisors’ Inner Circle Fund III for the year ended October 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 231 to Registration Statement No. 333-192858 on Form N-1A of our report dated December 27, 2019, relating to the financial statements and financial highlights of Metlife Core Plus Fund, appearing in the Annual Report on Form N-CSR of The Advisors’ Inner Circle Fund III for the year ended October 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 28, 2020